ITEM 77Q.1


AMENDMENT #18
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

FEDERATED INCOME SECURITIES TRUST
Dated May 19, 2000

	This Declaration of Trust is amended as
follows:

       Strike the first paragraph of Section 5 of
 Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5. Establishment and Designatio n of Series or Class. Without limiting the authority of the Trustees set forth in Article X
II, Section 8, inter alia, to establish
and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and C lasses of the Trust are established and designated as:
Federated Capital Income Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Fund for U. S. Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Intermediate Corporate Bond Fund
Institutional Service Shares
Institutional Shares
Federated Muni and Stock Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Prudent Global Income Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Real Return Bond Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Short-Term Income Fund
Class A Shares
Class Y Shares
Institutional Service Shares
Institutional Shares



	The undersigned hereby certify that the a
bove stated Amendment is a true and correct
Amendment to the Declaration of Trust, as adopted
 by the Board of Trustees at a meeting on
the 		 day of November, 2008, to become
effective on
				.

	WITNESS the due execution hereof this
day of November, 2008.



John F. Donahue		Charles F. Mansfield, Jr.


Thomas G. Bigley		John E. Murray, Jr.


John T. Conroy, Jr.		R. James Nicholson


Nicholas P. Constantakis		Thomas M. O
'Neill


John F. Cunningham		Marjorie P. Smuts


J. Christopher Donahue		John S. Walsh


Peter E. Madden		James F. Will